Exhibit 99.2

IndyMac Bancorp, Inc. Third Quarter Earnings Review October 31, 2003

Forward Looking Statement Certain statements contained herein may be deemed to be forward-looking statements within the meaning of the federal securities laws. The words "anticipate," "believe," "estimate," "expect," "project," "plan," "forecast," "intend,"and similar expressions identify forward- looking statements that are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including the effect of economic and market conditions; the level and volatility of interest rates; the Company's hedging strategies, hedge effectiveness and asset and liability management; the accuracy of subjective estimates used in determining the fair value of financial assets of IndyMac; credit risks with respect to our loans and other financial assets; the impact of changes in financial accounting standards; the actions undertaken by both current and potential new competitors; the availability of funds from IndyMac's lenders and from loan sales and securitizations, to fund mortgage loan originations and portfolio investments; the execution of IndyMac's growth plans and ability to gain market share in a significant market transition; the impact of current, pending or future legislation and regulations; and other risk factors described in the reports that IndyMac files with the Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and its reports on Form 8-K. While all of the above items are important, the highlighted items represent those that in management's view merit increased focus given current conditions.

Third Quarter 2003 Earnings Presentation IndyMac's Q3 03 Performance 2003 and 2004 Forecasts ? Key Drivers: Market share gains Gain on sale and NIM margins Asset growth Expense management

Third Quarter 2003 Record Results Due to Record Mortgage Production, Sound Risk Management Policies, and Deployment of Capital

Strong 3Q 03 earnings results in revised FY 2003 earnings forecast of $2.95 to $3.05 for the year 63% Increase in Production Drove 85% Increase in Mortgage Banking Income...Counter-Cyclical Investing Activities Income Expected to Improve as Market Transitions

Consistent Hedging Practices Demonstrated Their Value This Quarter As Profit Margins Remained Stable During a Period of Unparalleled Interest Rate Volatility

IndyMac Increased Q4 Dividend 33% over 3Q 03 to $0.20 per Share Strong Future Operating Results Will Support IndyMac's Intent to Continue to Increase the Quarterly Dividend....Key Drivers for 2004 Include the Following: Dividend increase reflects... Strong operating results, excess capital and liquidity Confidence that our hybrid thrift business model is the right model for strong future returns Market share gains...64% growth projected during FY 2004 from 0.88% to 1.44% Gain on sale of loans margin...projected to range from 1.29% to 1.41%, down 15% to 25% NIM improvement...projected to range from 2.89% to 2.97% - similar to Q3 03 Earning asset growth...17% growth projected (earning assets grew 43% in 2003) Servicing income - improved performance Disciplined expense management...moderate reduction Other opportunities available if market share goal not achieved include additional IP investments and/or share repurchases combined with increased expense reductions

2004 Forecast Range of $2.90 to $3.25 Based on MBA's Forecasted Industry Mortgage Production of $1.55 Trillion and Forward Yield Curve While there are many scenarios that could occur given the significant market transition, we believe the above reflects the most likely range

IndyMac Has Proven Successful in Gaining Market Share in the Past...Particularly During Periods of Market Contraction

Q4 Volume Projections Were Built Ground Up By Business Units...Supported by Ratelock and Pipeline Analysis ($ in billions) Q4 03 Earnings projection is based on midpoint of range for production

Based on the Q4 03 projected range, IndyMac would need to grow market share an additional 12% to 27% in 2004 to achieve the projected market share of 1.44%. Based on Projected Q4 03 Volumes, IndyMac's Market Share Will Increase to a Range of 1.10% to 1.30% in the Fourth Quarter, up 40% to 60% ($ in billions) Note: If the MBA's Q4 03 forecast is revised, our Q4 03 market share could be materially different than presented above.

Why Does IndyMac's Market Share Increase When the Market Contracts Refinance loans generated by our servicing portfolio represented only 14% of our production in Q3 03...we have had to continue a strong sales and marketing effort during the refinance boom to support our operational growth Alt-A and subprime products (53% and 6% of total Q3 03 production, respectively) are less cyclical than the conventional conforming market...the major expansion in industry volumes over the past three years was primarily due to conventional conforming refinances. We have invested in geographic infrastructure and sales force presence to increase B2B market penetration More than doubled our regional offices to 7 today from 3 in 2000... 2 to 3 more offices are scheduled to be opened in 2004 B2B Sales force is 55% higher at 9/30/03 than a year ago We have invested in business lines focused on the purchase market Purchase mortgages represented 39% of total pipeline at September 30, 2003 compared to 21% of total pipeline at September 30, 2002 We are a major leader in SFR home construction lending Our consumer construction division is #1 in California and #2 nationwide We are leveraging our expertise and relationships with homebuilders to gain mortgage production Realtor channel started in 2000

Gain on Sale Margins Are A Key Metric ...2004 Forecast Assumes Margins Decline 17% to 24% From the Average Level the Past Three Years Since 1999, the gain on sale of loans margin has ranged from 1.54% to 1.79%...2004 midpoint of forecast is 12% below the low end of the range for the past 5 years. If gain on sale margins were flat relative to the current year, all else being equal, the 2004 forecast would range from $3.62 to $3.74.

Net Interest Margins Compressed During Refi Boom Due to High Prepay Speeds...Transition to Normalized Market Should Slow Prepay Speeds and Improve Margins Due to growth in interest-earning assets and expanded NIM, NII is expected to exceed gain on sale in 2004...projected at 146% of gain on sale in 2004 (midpoint of range) compared to 69% YTD 2003 2.97% 2.93%

2004 Forecast Incorporates Disciplined Cost Management Strategy and Variable Compensation Structure IndyMac's cost structure is highly focused on variable costs...expenses are 44% variable, 25% step, and 31% fixed IndyMac's compensation philosophy rewards long-term, high performers Voluntary attrition results in 4% reduction in base salaries in 2004 Temporary staff and overtime terminated first Highly-tiered compensation plan is weighted towards heaviest producers If necessary, termination of employment of remaining full-time employees is then based on performance, culture-adherence, and tenure...no significant layoffs anticipated in the near future based on current production forecast. Note: FY 2004 Midpoint Forecast assumes a 22% reduction in production compared to FY 2003 Midpoint Forecast

2004...Mortgage Banking Projected to be Offset by Investing Activities Given Capital Devoted to These Activities

In Summary, Margin Analysis as a Percent of Avg. Interest- Earning Assets Demonstrates Earnings Stability Through 2004 Due to Diversification of Business Model No share repurchase is assumed in the 2004 projection

Management Has a Strong Track Record of Growth and Returns Over Varying Interest Rate Cycles

NDE Stock is a Compelling Investment As Market Transitions...Currently Trading at 1.4 Times Book and at Substantial Discounts to Growth and Peer Valuation IndyMac's current P/E is near its historic low due to overall concern for how companies will perform during and after the mortgage transition...If IndyMac successfully transitions and executes on our forecast, our P/E multiple will likely expand Thrifts trade higher than mortgage banks...IndyMac's diversification and solid dividend support a more thrift-like business model and P/E ratio Attractive dividend yield of 3.0% with ability to increase at a faster rate than EPS with payout rate of 23%, below industry payout rates of 30% to 50% There is a scarcity of strong independent mortgage lenders. IndyMac is one of only two entities with a market cap below $2 billion in the top 20 mortgage lenders nationwide in the second quarter Experienced management, strong and independent Board, strong corporate governance (1) As of October 30, 2003 (2) Source: SNL Financial

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